1 CONSULTING AGREEMENT This Consulting Agreement (“Agreement”) is entered into the last date of signature below (“Effective Date”) by and between LanzaTech Inc., with an address of 8045 Lamon Ave, Suite 400, Skokie, Illinois 60077, USA (the “Company”) and Aura Maria Cuellar Calad, a resident of the State of Texas (“Consultant”). The Company desires to retain Consultant to provide independent contract services to Company and where relevant any company, partnership, joint venture, or other entity that directly or indirectly controls, is controlled by, or is under common control by the Company (the “Affiliates” and together with the Company “LanzaTech”), and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the parties agree as follows: 1. Services and Compensation. Consultant agrees to furnish consulting and advisory services on a non-exclusive basis as described in Exhibit A (the “Services”), and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services. The Company may by written agreement with Consultant add or subtract from the services listed on Exhibit A. Consultant shall not be required to devote her full time to the Company, nor shall Consultant be required to work a minimum number of hours in a calendar month. 2. Confidentiality. A. Definition. “Confidential Information” means any proprietary or non-public information that relates to the actual or anticipated business or research and development of LanzaTech, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding LanzaTech’s products or services and their markets, customer lists and customers (including, but not limited to, customers of LanzaTech on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information. Confidential Information does not include information that (i) is known to Consultant at the time of disclosure to Consultant by LanzaTech as evidenced by written records of Consultant, (ii) has become publicly known and made generally available otherwise than through Consultant’s unauthorized disclosure or (iii) has been rightfully received by Consultant from a third party otherwise than through such third party’s unauthorized disclosure. B. Nonuse and Nondisclosure. Consultant will not, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Services or (ii) disclose the Confidential Information to any third party other than with prior written approval from the Company. Consultant agrees that all Confidential Information will remain the sole property of LanzaTech. Consultant also agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information. Consultant will not use Company’s name or the name of any LanzaTech entity, or the name of any of their employees in any advertising, news releases, publicity or any other public disclosure without prior written approval of the Company. C. Former Client Confidential Information. Consultant agrees that Consultant will not improperly use or disclose any proprietary information or trade secrets of any former or current employer of Consultant or of any person or entity with which Consultant has an agreement or duty to keep in confidence such information, if any. Consultant also agrees that Consultant will not bring onto LanzaTech’s premises any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity and the Company. Docusign Envelope ID: 01C86D04-32A4-4807-A171-E076588876F6

2 D. Third Party Confidential Information. Consultant recognizes that LanzaTech has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the LanzaTech’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services consistent with the LanzaTech’s agreement with such third party. E. Return of Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to the Company all of LanzaTech’s property, including but not limited to all electronically stored information and passwords to access such property, or Confidential Information that Consultant may have in Consultant’s possession or control. 3. Ownership. A. Assignment. Consultant agrees that all copyrightable material, notes, records, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement that relate in any manner to the business of LanzaTech, or that Consultant may otherwise become associated with in performing the Services (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to assign (or cause to be assigned) and hereby assigns fully to the Company or its designee all Inventions and any copyrights, patents, or other intellectual property rights relating to all Inventions. Consultant agrees that the Inventions are hereby deemed a “work made for hire” as defined in U.S.C. s101 for the Company. If, for any reason, any of the Inventions do not constitute a “work made for hire” the Consultant hereby irrevocably assigns to the Company, in each case without additional consideration, all right, title and interested throughout the world in and to the Inventions, including all intellectual property rights therein. Any assignment of copyrights under this Agreement includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as “moral rights” and Consultant hereby irrevocably waives, to the extent permitted by law, any and all claims it may have at any time in any jurisdiction to any such rights with respect to the Inventions. B. Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s or its designee’s rights in Inventions and any copyrights, patents, or other intellectual property rights relating to all Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect to all Inventions, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order for it or its designee to apply for and obtain such rights and in order to assign and convey to the Company or its designee, its successors, assigns and nominees the sole and exclusive right, title and interest in and to all Inventions, and any copyrights, patents, or other intellectual property rights relating to all Inventions. Consultant also agrees that Consultant’s obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement. C. Prior Inventions. Inventions, if any, patented or unpatented, which Consultant made prior to the beginning of the term of this Agreement are excluded from the scope of this Agreement. To exclude any possible uncertainty, Consultant has set forth on Exhibit B a complete list of all Inventions that Consultant has, alone or jointly with others, conceived, developed, or reduced to practice or caused to be conceived, developed or reduced to practice prior to the beginning of the term of this Agreement, that Consultant consider to be Consultant’s property or the property of third parties and that Consultant Docusign Envelope ID: 01C86D04-32A4-4807-A171-E076588876F6

3 wishes to have excluded from the scope of this Agreement (collectively, “Prior Inventions”). If disclosure of any such Prior Invention would cause Consultant to violate any prior confidentiality agreement, Consultant should not list such Prior Inventions on Exhibit B, but only disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose. Consultant warrants and represents that Exhibit B is a complete and accurate list of Prior Inventions and if no such disclosure is attached, Consultant warrants and represents that there are no Prior Inventions. 4. Conflicting Obligations. Consultant certifies that Consultant has no outstanding Agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Consultant from complying with the provisions of this Agreement. Consultant will not enter into any such conflicting Agreement during the term of this Agreement. Consultant’s violation of this Section 4 will be considered a material breach under Section 6.B. 5. Reports. Consultant also agrees that Consultant will, from time to time during the term of this Agreement keep the Company advised as to Consultant’s progress in performing the Services under this Agreement. Consultant further agrees that Consultant will, as requested by the Company, prepare written reports with respect to such progress. The Company and Consultant agree that the time required to prepare such written reports will be considered time devoted to the performance of the Services. 6. Term and Termination. A. Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until the earlier of (i) final completion of the Services, (ii) termination as provided in Section 6(B), or (iii) November 15, 2025 (“End Date”), unless agreed otherwise between Company and Consultant. B. Termination. (i) Consultant may terminate this Agreement by giving the Company fifteen (15) days’ prior written notice of such termination pursuant to Section 11.F of this Agreement. (ii) The Company may terminate this Agreement effective immediately by providing written notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement. C. Survival. Upon such termination, all rights and duties of the Company and Consultant toward each other shall cease except: (1) The Company will pay, within 30 days after the effective date of termination under Section 6.B.(i), all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related and approved expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; and (2) Section 2 (Confidentiality), Section 3 (Ownership), Section 4 (Conflicting Obligations), Section 7 (Independent Consultant Relationship), Section 8 (Indemnification), Section 9 (Nonsolicitation) and Section 10 (noncompetition) will survive termination of this Agreement, as shall any other Section or provision of this Agreement which by its nature or context ought to reasonably survive the termination of expiration of this Agreement. 7. Independent Contractor Relationship. A. Independent Contractor. It is the express intention of the Company and Consultant that Consultant performs the Services as an independent contractor to the Company. Nothing in this Docusign Envelope ID: 01C86D04-32A4-4807-A171-E076588876F6

4 Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. B. Discretion. Consultant will exercise customary discretion and independent judgment with respect to the manner in which she performs the Services pursuant to this Agreement. Nothing in this Agreement will be deemed to deprive Consultant of such discretion or judgment or to require Consultant to perform any particular Service in any specific manner. C. Expenses. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. D. Taxes. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant will pay all taxes and other governmental charges, however designated, which are levied or assessed upon any payment made to or on behalf of Consultant pursuant to this Agreement. Consultant hereby agrees to reimburse and indemnify the Company in respect of any claims, expenses, penalties, damages, costs, charges or liability incurred by the Company as a result of the nonpayment of any such taxes or charges. E. Benefits. The Company and Consultant agree that Consultant is not eligible for and will not receive any Company-sponsored employee benefits from the Company which benefits include, but are not limited to, paid vacation, sick leave, medical insurance and pension participation. 8. Indemnification. Consultant agrees to indemnify and hold harmless the Company and the other LanzaTech entities and their directors, officers and employees from and against all claims, taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any grossly negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees or agents, (ii) any breach by the Consultant or Consultant’s assistants, employees or agents of any of the covenants contained in this Agreement, and (iii) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations. 9. Nonsolicitation. From the date of this Agreement until 12 months after the termination of this Agreement (the “Restricted Period”), Consultant will not, without the Company’s prior written consent, directly or indirectly, solicit or encourage any employee or contractor of LanzaTech to terminate employment with, or cease providing services to, LanzaTech. During the Restricted Period, Consultant will not, whether for Consultant’s own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with any person who is or during the period of Consultant’s engagement by any LanzaTech entity was a partner, supplier, customer or client of LanzaTech. 10. Noncompetition. Consultant agrees that during the term of Consultant’s engagement pursuant to this Agreement and for 6 months following the termination of Consultant’s engagement with the Company, Consultant will not directly or indirectly (i) provide services or engage in any employment or business activity relating to the fermentation of gases to produce fuels or chemicals, or (ii) participate in the formation of any business or commercial entity competitive with LanzaTech. Upon request by the Consultant, the Company may, at its discretion, waive the noncompetition provision with respect to a particular business or entity by providing a written waiver to Consultant specifically identifying the business or entity at issue. Docusign Envelope ID: 01C86D04-32A4-4807-A171-E076588876F6

5 11. Miscellaneous. A. Governing Law. This Agreement shall be governed by the laws of the State of Illinois, USA, without regard to its conflict of laws provisions. If any dispute arises over the interpretation, or the terms of this Agreement or any matter arising from it, the parties may try to resolve such dispute through negotiation in good faith. Consultant agrees that the courts located in Illinois shall have jurisdiction in any action, suit or proceeding against Consultant based on or arising out of this Agreement, and Consultant hereby: (i) submits to the personal jurisdiction of such courts; (ii) consents to service of process in connection with any action, suit, or proceeding against Consultant; and (iii) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue, or service of process. B. Breach. If Consultant breaches in any material respect the Section 2 (Confidentiality), Section 9 (Nonsolicitation) or Section 10 (Noncompetition) provisions of this Agreement, then the Company may, at its sole option, immediately terminate any remaining payments payable to Consultant pursuant to this Agreement. Consultant further acknowledges and agrees that the remedy at law available to the Company for breach by Consultant of any of her obligations under Section 2, Section 9 and Section 10 of this Agreement would be inadequate and that damages flowing from such a breach would not readily be susceptible to being measured in monetary terms. Accordingly, Consultant acknowledges, consents, and agrees that, in addition to any other rights or remedies which Company may have at law, in equity, or under this Agreement, upon adequate proof of Consultant's violation of Section 2, Section 9 or Section 10 of this Agreement, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage. C. Assignability. Except as otherwise provided in this Agreement, Consultant may not assign, sell, or delegate any of its rights under this Agreement. D. Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements between the parties regarding the subject matter of this Agreement. E. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement. F. Notices. Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by U.S. registered or certified mail (return receipt requested), to the party at the party’s address written below or at such other address as the party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 11.F. (1) If to the Company, to: LanzaTech Legal Department 8045 Lamon Avenue, Suite 400 Skokie, IL 60077 Docusign Envelope ID: 01C86D04-32A4-4807-A171-E076588876F6

6 (2) If to Consultant, to the address below or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company. Attention: Ms. Aura Cuellar 14410 Tivoli Drive Houston, TX 77078 G. Attorneys’ Fees. In any court action at law or equity that is brought by one of the parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that party may be entitled. H. Severability. If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law. WHEREFORE, the Parties have executed this Consulting Agreement as of the Effective Date. For LanzaTech, Inc. For Aura Maria Cuellar Calad Name:[lanzaTechSignerName_v6EyJla] Name:[counterpartySignerName_GNcBeXe] Title:[lanzaTechSignerTitle_FGIxygX] Title:[counterpartySignerTitle_pOwdLdX] Date:[lanzaTechSignerDateField_TOcch52] Date:[counterpartySignerDateField_JhxhTda] Docusign Envelope ID: 01C86D04-32A4-4807-A171-E076588876F6 President Aug-18-2025 | 15:40 PDT Aura Cuellar Aug-18-2025 | 21:20 PDT CEO Je nifer Holmgre

7 EXHIBIT A Services and Compensation 1. Scope of Services. Consultant will provide the following Services to Company leveraging her previous experience as President, where she oversaw all revenue-generation business lines, scaled technology and advanced the company mission: • Provide business continuity support as Ms. Cuellar transitions from President to Consultant to ensure the continuation of the company’s operational efficiency and growth. • Offer insight and advice to staff, customers and partners by participating in video calls or email communication as needed, to support the company business. 2. Schedule and Commitment. Consultant will dedicate a minimum of 40 hours total to the services outlined above. Work performed above the 40-hour minimum must be approved by the Company in writing and in advance. Work will be performed remotely unless mutually agreed otherwise in writing. 3. Compensation. Compensation will be $100 per hour. 4. Tools. Consultant will retain access to Company-provided computer (laptop) throughout the term of this Agreement. Upon termination or expiration of this Agreement, Consultant will ship laptop (at Company’s expense) back to Company. 5. Expense Reimbursement. The Company will reimburse Consultant only for reasonable expenses related exclusively to the Services provided to the Company and approved in writing in advance. Consultant shall submit to the Company a written invoice for expenses with supporting documentation, and such statement shall be subject to the approval of the contact person listed above or other designated representative of the Company. 6. Payment terms. The Company shall pay invoices on or before the thirtieth (30th) day after receipt by the Company of an invoice from Consultant setting forth the amounts then owing. Docusign Envelope ID: 01C86D04-32A4-4807-A171-E076588876F6

8 EXHIBIT B Prior Inventions TO: LANZATECH, Inc. FROM: DATE: SUBJECT: Previous Inventions 1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of the Services to be provided to LanzaTech, Inc. (the “Company”), as set forth on Exhibit A to the Agreement, that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement as a consultant by the Company: No inventions or improvements. See below: Additional sheets attached. 2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies): Invention or Improvement Party(ies) Relationship 1. 2. 3. Additional sheets attached. Docusign Envelope ID: 01C86D04-32A4-4807-A171-E076588876F6